Exhibit 99.1

Hillstream BioPharma Announces Proposed Public Offering

BRIDGEWATER, N.J., April 27, 2023 — Hillstream BioPharma, Inc. (Nasdaq: HILS) (“Hillstream” or the “Company”), a biotechnology company developing therapeutic candidates targeting drug resistant and devastating cancers using ferroptosis, an emerging new anti-cancer mechanism resulting in iron-mediated cell death, and immuno-oncology targeted novel biologics, today announced that it intends to offer to sell shares of its common stock (and/or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof) in an underwritten public offering. All of the shares of common stock (and/or Pre-Funded Warrants) are to be sold by the Company.

ThinkEquity is acting as sole book-running manager for the offering.

The Company expects to grant the underwriter a 45-day option to purchase up to an additional 15% of the number of shares of common stock and/or Pre-Funded Warrants sold in the offering to cover over-allotments, if any. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the offering for the advancement of HSB-1216, the development of other product candidates in the Company’s pipeline (HSB-3215 and HSB-1940), for general corporate purposes, and for working capital.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-270684), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2023 and declared effective on March 24, 2023. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Hillstream

Hillstream BioPharma, Inc. is a biotechnology company developing a focused portfolio of therapeutic candidates targeting drug resistant and devastating cancers. The Company anticipates submitting an investigational new drug application and plans to initiate a clinical study in the second half of 2023 with HSB-1216, which targets ferroptosis, an emerging new anti-cancer mechanism, resulting in iron mediated cell death of drug resistant cancers. The Company’s emerging immuno-oncology pipeline is led by HSB-3215, a novel anti-HER2 monoclonal antibody targeting unique epitopes with a novel mechanism of action. The erbB/HER family of cell surface proteins include well-known and validated drug targets including HER2 and HER3 found in multiple solid tumors, including breast, lung, GYN, endocrinological and CNS. For more information, please visit: www.hillstreambio.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the proposed offering, timing and the use of proceeds. These statements may be identified using words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Hillstream’s expectations, strategy, plans or intentions. These forward-looking statements are based on Hillstream’s current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; the Company’s clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of the Company’s product candidates; risks related to business interruptions which could seriously harm the Company’s financial condition and increase its costs and expenses; dependence on key personnel; substantial competition; uncertainties of intellectual property protection and litigation; dependence upon third parties; and risks related to failure to obtain U.S. Food and Drug Administration (“FDA”) clearances or approvals and non-compliance with FDA regulations. Investors should read the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, as may be amended or supplemented from time to time by other reports the Company files with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Hillstream expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Email: investorrelations@hillstreambio.com

Website: www.hillstreambio.com

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